UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2011

ON ASSIGNMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26745 Malibu Hills Road
 Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (818) 878-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5. 07.              Submission of Matters to a Vote of Security Holders

On June 7, 2011, On Assignment, Inc. (the “Company”) filed a Current Report on Form 8-K (“8-K Report”) to report the voting results of its annual meeting of stockholders held on June 2, 2011 (the “Annual Meeting”).  The 8-K Report reported on the results of stockholder votes at the Annual Meeting including the frequency of the advisory vote on compensation paid to the Company’s named executive officers (“Say on Pay Vote”).  This Form 8-K/A is being filed as an amendment to the 8-K Report to disclose the decision of the Company’s Board of Directors (the “Board”) as to how frequently the Company will hold the Say on Pay Vote.

At the Annual Meeting, more than a majority of the votes cast were voted in favor of the Board’s recommendation of holding the Say on Pay Vote annually.  In light of the shareholder vote and other factors considered by the Board, the Board has determined that the Company will hold the Say on Pay Vote every year until the next required vote on the frequency of the Say on Pay Vote.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON ASSIGNMENT, INC.
Date: October 13, 2011	By:	/s/ James L. Brill
Sr. Vice President of Finance and
Chief Financial Officer